Exhibit 10.32

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT, dated as of                        (the “Agreement”), by and between United Online, Inc., a Delaware corporation (the “Company”), and                      (“Indemnitee”).

A.                                   Indemnitee, as a member of the Company’s board of directors (the “Board”) or as an officer of the Company, or both, performs valuable services for the Company.

B.                                     The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for corporate directors, officers, employees, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

C.                                     The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

D.                                    The Company has adopted bylaws (as amended from time to time, the “Bylaws”) providing for the indemnification of the officers, directors, agents and employees of the Company to the maximum extent authorized by Section 145 of the General Corporation Law of the State of Delaware, (as amended from time to time, the “DGCL”).

E.                                      The Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Company and its directors, officers, employees, controlling persons, agents or fiduciaries with respect to indemnification of such directors, officers, employees, controlling persons, agents or fiduciaries.

F.                                      The Company desires to attract and retain the involvement of highly qualified individuals, such as Indemnitee, to serve the Company and, therefore, wishes to provide for the indemnification and advancement of expenses to Indemnitee to the maximum extent permitted by law.

G.                                     Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

H.                                    In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, in consideration of Indemnitee’s service to the Company, the parties hereto, intending to be legally bound, agree as follows:

1.                                      Scope of Indemnity.

(a)                                  Indemnification of Expenses.  The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee was, is, becomes or is threatened to become a party to or witness or other participant in any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, administrative hearing, inquiry, investigation or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), against any and all expenses actually and reasonably incurred by or on behalf of Indemnitee (including attorneys’ fees and all other costs in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such Proceeding), judgments, fines, penalties and amounts paid in settlement of such Proceeding and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, by reason of (or arising in part out of) any action taken by Indemnitee or of any inaction of Indemnitee while acting as a director, officer, employee, controlling person, agent or fiduciary of the Company or any subsidiary of the Company, or by reason of the fact that Indemnitee was serving at the request of the Company as a director, officer, employee, controlling person, agent or fiduciary of another corporation, partnership, joint venture, trust or other person or group (an “Indemnification Event”).

(b)                                 Partial Indemnification.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of an Indemnification Event, a party to or a participant in a Proceeding and is successful, on the merits or otherwise, in defense of such Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.  If Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Proceeding, but not, however, for the total amount of Expenses, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

2.                                      Method for Requesting Indemnity.

(a)                                  Notice/Cooperation by Indemnitee.  Indemnitee shall give the Company written notice as soon as practicable of any Proceeding commenced or threatened against Indemnitee for which indemnification will or could be sought under this Agreement.

(b)                                 Notice to Insurers.  If, at the time of the receipt by the Company of notice of a Proceeding pursuant to Section 2(a) above, the Company has liability insurance in effect which may cover such Proceeding, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in each of the Company’s applicable policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

3.                                      Advancement of Expenses/Undertaking.

(a)                                  Advancement.  The Company shall advance all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding within ten business days after receipt by the Company of a written demand by Indemnitee requesting such advance, whether prior to or after final disposition of the Proceeding.  Such written demand shall reasonably evidence the Expenses incurred by Indemnitee and shall include an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified against such Expenses.

(b)                                 Repayment of Expenses.  Notwithstanding the provisions of Section 3(a), the obligation of the Company to advance Expenses shall be subject to the condition that, if, when and to the extent that the Company determines that Indemnitee is not entitled to be indemnified under applicable law, Indemnitee shall reimburse the Company within thirty days of such determination all such amounts previously paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction or arbitration proceedings as set forth in Section 6(a) to secure a determination that Indemnitee is entitled to be indemnified under applicable law, any determination made by the Company that Indemnitee is not entitled to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any advance of Expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted and lapsed).

4.                                      Determining Right to Indemnity.

(a)                                  Procedure.  Upon written request by Indemnitee for indemnification pursuant to Section 2(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made as follows:  (i) if a Change of Control (as defined in Section 14) has occurred, by Independent Counsel (as defined in Section 14) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control has not occurred by one of the following, which shall be at the election of Indemnitee, (A) a majority vote of the directors of the Company who are not and were not a party to the Proceeding in respect of which Indemnitee seeks indemnification (the “Disinterested Directors”); or (B) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at the time parties to the Proceeding (the “Disinterested Stockholders”); or (C) Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (each individually, the “Determining Party”).  If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within seven days after such determination.  Indemnitee shall cooperate with the Determining Party with respect to Indemnitee’s entitlement to indemnification, including providing to the Determining Party upon request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by Indemnitee in so cooperating with the Determining Party shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)                                 Independent Counsel.  In the event the determination of entitlement to indemnification is to be made by an Independent Counsel pursuant to Section 4(a), the Independent Counsel shall be selected as follows.  If a Change of Control has not occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee of the identity of the Independent Counsel selected.  If a Change of Control has occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company of the identity of the Independent Counsel selected.  In either event, Indemnitee or the Company, as the case may be, may, within ten days after written notice of the selection is given, deliver to the Company or to Indemnitee, as the case may be, a written objection to the selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel selected does not meet the requirements of an Independent Counsel, and the objection shall set forth with particularity the factual basis of such assertion.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty days after submission by Indemnitee of a written request for indemnification pursuant to Section 2(a), no Independent Counsel has been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which has been made by the Company or Indemnitee to the other’s selection of  Independent Counsel and/or for the appointment of an Independent Counsel by the court, and the person with respect to whom all objections are so resolved or appointed by the court shall act as Independent Counsel under Section 4(b).  The Company shall pay all reasonable fees and expenses incurred by the Independent Counsel in connection with acting pursuant to Section 4(a), and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 4(b), regardless of the manner in which the Independent Counsel was selected or appointed.

(c)                                  Settlement.  The Company is not required to obtain the consent of the Indemnitee to the settlement of any Proceeding that the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and the settlement grants the Indemnitee a complete and unqualified release in respect of the potential liability.  The Company shall not be liable for any amount paid by the Indemnitee in settlement of any Proceeding that is not defended by the Company, unless the Company has consented to such settlement in writing, which consent shall not be unreasonably withheld.

(d)                                 Selection of Counsel.  In the event the Company shall be obligated hereunder to pay the Expenses of any Proceeding, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld, delayed or conditioned) upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of notice, approval of counsel by Indemnitee and retention of  counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that Indemnitee shall have the right to employ Indemnitee’s counsel in any such Proceeding at Indemnitee’s expense and if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not continue to retain such counsel to defend such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

5.                                      Presumptions.

(a)                                  Presumptions; Burden of Proof.  In making a determination with respect to entitlement to indemnification or the advancement of Expenses, the Determining Party shall presume that Indemnitee is entitled to indemnification or advancement of Expenses under this Agreement if Indemnitee has submitted a request for indemnification or the advancement of Expenses in accordance with Sections 2(a) and 3(a), and the Company shall have the burden of proof in connection with any determination contrary to that presumption.  For purposes of this Agreement, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.  In addition, neither the failure of the Determining Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Determining Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Determining Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

(b)                                 Timing.  If the Determining Party shall not have made a determination within sixty days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that the foregoing provisions of this Section 5(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the Disinterested Stockholders pursuant to Section 4(a) and if (A) within fifteen days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the Disinterested Stockholders for their consideration at an annual meeting thereof to be held within seventy-five days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by an Independent Counsel pursuant to Section 4(b).

(c)                                  Reliance as Safe Harbor.  For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s actions are based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company.  The provisions of this Section 5(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(d)                                 Actions of Others.  The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right of indemnification under this Agreement.

6.                                      Remedies of Indemnitee.

(a)                                  In the event that (i) a determination is made pursuant to Section 4 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 3, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 4(b) within sixty days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made within seven days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication by the Court of Chancery of the State of Delaware of his or her entitlement to such indemnification or advancement of Expenses.  Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 6(a).

(b)                                 In the event that a determination has been made pursuant to Section 4(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6 shall be conducted in all respects as a de novo trial or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c)                                  If a determination has been made pursuant to Section 4(a) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 6, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition on such indemnification under applicable law.

(d)                                 In the event that Indemnitee, pursuant to this Section 6, seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication or arbitration, but only if he or she prevails therein.  If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.  The Company shall indemnify Indemnitee against any and all Expense and, if requested by Indemnitee, shall (within ten days after receipt by the Company of a written request therefor) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Expenses from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(e)                                  The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any court or before any arbitrator that the Company is bound by all provisions of this Agreement.

7.                                      Contribution.

(a)                                  If the indemnification provided for in Section 1(a) for any reason is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any Proceeding and/or in respect of any Expenses in connection therewith, then the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount paid or payable by Indemnitee as a result of such Proceeding (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee with respect to the Indemnification Event, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the Indemnification Event, as well as any other relevant equitable considerations.  In connection with the registration of the Company’s securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered.  The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  In connection with the registration of the Company’s securities, in no event shall an Indemnitee be required to contribute any amount under this Section 7 in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by Indemnitee or (ii) the proceeds received by Indemnitee from its sale of securities under such registration statement.  No person found guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

8.                                      Nonexclusivity.  The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company’s certificate of incorporation (as amended from time to time, the “Certificate of Incorporation”), its Bylaws, any agreement, any vote of stockholders or Disinterested Directors, the DGCL, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

9.                                      No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding commenced or threatened against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Certificate of Incorporation, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

10.                               Mutual Acknowledgement.  The Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.  Each Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s rights under public policy to indemnify Indemnitee.

11.                               Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)                                  Proceedings Initiated by Indemnitee.  To indemnify or advance Expenses to Indemnitee with respect to Proceedings initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Certificate of Incorporation or Bylaws now or hereafter in effect relating to Indemnification Events, (ii) in specific cases if the Board has approved the initiation or bringing of such Proceeding, or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance Expense payment or insurance recovery, as the case may be; or

(b)                                 Proceedings Under Section 16(b).  To indemnify Indemnitee for Proceedings arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar or successor statute; or

(c)                                  Proceedings Excluded Under Section 145 of the DGCL.  To indemnify Indemnitee if (i) Indemnitee did not act in good faith or in a manner reasonably believed by such Indemnitee to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal or civil enforcement action or proceeding, Indemnitee had reasonable cause to believe Indemnitee’s conduct was unlawful, or (iii) Indemnitee is adjudged to be liable to the Company unless and only to the extent the court in such action permits indemnification as provided in Section 145(b) of the DGCL.

12.                               Change in Law.  In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnity a member of its Board or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change.  In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 11(a).

13.                               Period of Limitations.  No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against any Indemnitee, any Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

14.                               Definitions.

(a)                                  For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent, control person, or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, control person, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)                                 For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on  Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c)                                  For purposes of this Agreement, a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his or her beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of the Company and any new director whose election by the Board of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

(d)                                 For purposes of this Agreement, “Independent Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 4(b), that is experienced in matters of corporate law and who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements) and shall not have otherwise performed services for any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person, who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(e)                                  For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

15.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

16.                               Binding Effect; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Proceedings relating to Indemnification Events regardless of whether any Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

17.                               Attorneys’ Fees.  In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action if Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that the Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

18.                               Notice.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five calendar days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at Indemnitee’s address as set forth beneath Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Chief Executive Officer) or at such other address as such party may designate by ten calendar days’ advance written notice to the other party hereto.

19.                               Consent to Jurisdiction.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 6, the Company and Indemnitee irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim and waive any objection to the laying of venue of any such action or proceeding in a Delaware court and agree not to plead or to make any claim that any such action or proceeding brought in a Delaware court has been brought in an improper or otherwise inconvenient forum.

20.                               Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

21.                               Choice of Law.  This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

22.                               Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

23.                               Amendment and Termination.  No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

24.                               Integration and Entire Agreement.  This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

25.                               No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ or service of the Company or any of its subsidiaries in Indemnitee’s current capacity or any other capacity.

26.                               Corporate Authority.  The Board of the Company has approved the terms of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

INDEMNITEE

Print Name:

Address:

UNITED ONLINE, INC.,
a Delaware corporation

By:
Mark R. Goldston
Chairman, President and Chief Executive Officer

Address: